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EXHIBIT 10.1

                          EDUTREK INTERNATIONAL, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

         EduTrek International, Inc. (the "Company") does hereby establish its 1999 Employee Stock Purchase Plan as follows:

         1. Purpose of the Plan. The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

         2. Definitions.

            2.1 "Base pay" means regular straight time earnings, plus review cycle bonuses and overtime payments, payments for incentive compensation, and other special payments except to the extent that any such item is specifically excluded by the Board of Directors of the Company (the "Board"); provided that any such specific inclusion by the Board shall be consistent with the provisions of Section 8.3 hereof.

            2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

            2.3 "Subsidiary" shall mean a subsidiary corporation as defined in Code Section 424(f).

         3. Employees Eligible to Participate. Any employee of the Company or any of its Subsidiaries who is in the employ of the Company or a Subsidiary on an offering commencement date is eligible to participate in that offering, except (a) employees whose customary employment is less than 20 hours per week, and (b) employees whose customary employment is for not more than five months in any calendar year.

         4. Offerings. There will be eleven separate consecutive six-month offerings pursuant to the Plan. The first offering shall commence on July 1, 1999 and shall end on December 31, 1999. Thereafter, offerings shall commence on each subsequent January 1 and July 1, and the final offering under this Plan shall commence on July 1, 2004 and terminate on December 31, 2004. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

         5. Price. The purchase price per share shall be the lesser of (1) 85% of the fair market value of the stock on the offering date; or (2) 85% of the fair market value of the stock on the last business day of the offering or, in each case, if no shares of the stock were traded on that day, on the last day prior thereto on which shares of the stock were traded. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.




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         6. Offering Date. The "offering date" as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date if such commencement date is not a regular business day. A different date may be set by resolution of the Board prior to the commencement of the applicable offering.

         7. Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is 500,000 shares. The shares to be sold to participants under the Plan will be Common Stock Class A of the Company and may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby. All shares of stock for which options granted hereunder expire unexercised shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

         8. Participation.

            8.1 Options to purchase the Company's stock under the Plan shall be granted only to employees who are eligible to participate in the Plan in accordance with Section 3 hereof. An eligible employee may become a participant by completing an Enrollment Agreement for the applicable offering provided by the Company and filing it with Human Resources prior to the commencement date of the offering to which it relates.

            8.2 Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

            8.3 With respect to any offering hereunder, each participating eligible employee shall have the same rights and privileges subject to the limitations set forth in Section 21 hereof; provided, that the use of base pay (which varies among eligible employees) as the basis for determining the number of shares for which an eligible employee may be granted an option shall not be construed to create a difference in such rights and privileges so long as each eligible employee has the right to elect the same percentage of his base pay as a payroll deduction under Section 9.1 hereof.

         9. Payroll Deductions.

            9.1 At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in the applicable offering at the rate of 2%, 4%, 6%, 8%, or 10% of his base pay during the applicable offering period.

            9.2 All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.




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            9.3 A participant may discontinue his participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his payroll deductions for that offering.

        10. Granting of Option. Subject to the limitations set forth below in this Section 10 or in Section 21, on the applicable offering date each eligible employee participating in an offering shall be granted an option to purchase a fixed maximum number of shares determined by the following procedure:

            Step 1 - Determine (a) the aggregate amount which would be withheld from the eligible employee's pay during the applicable offering (assuming for this purpose that the rate of base pay in effect for such eligible employee on such offering date remains applicable throughout the offering) in accordance with such eligible employee's authorization for a payroll deduction;

            Step 2 - Determine the figure which represents 85% of the fair market value of a share of the Company's stock on the offering date as provided in Section 5 hereof;

            Step 3 - Divide the figure determined in Step 1 by the figure determined in Step 2 and round off the quotient to the nearest whole number. Subject to the limitations set forth herein, this final figure shall be the fixed maximum number of shares for which the eligible employee shall be granted an option to purchase under the applicable offering.

        11. Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price. No option granted hereunder may be exercised after the end of the offering period with respect to which such option was granted.

        12. Employee's Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company.

        13. Evidence of Stock Ownership.

            13.1 Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

            13.2 The participant may direct, by written notice to the Company at the time of his enrollment in the Plan, that his ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.




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            13.3 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to him.

            13.4 A participant who is not subject to payment of U.S. income taxes may move his shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

        14. Withdrawal.

            14.1 An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

            14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next offering following his withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, the employee may not re-enter the Plan before the beginning of the second offering following his withdrawal.

        15. Refund of Account Balance. At the termination of each offering, the balance, if any, of each employee's account remaining after the payment of the exercise price for options exercised as provided herein shall be refunded to him.

        16. Interest. No interest will be paid or allowed on any money in the accounts of participating employees.

        17. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14. Any option granted hereunder shall, during the lifetime of the eligible employee to whom such option was granted, be exercisable only by such eligible employee.

        18. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or his estate. Determinations with respect to the employment status of any employee for purposes of the Plan shall be made in accordance with the provisions of Treas. Reg. ss.1.421-7(h)




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        19. Amendment or Discontinuance of the Plan. The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 500,000 shares the total number of shares to be offered or change the designation of corporations whose employees may be offered options under the Plan unless shareholder approval is obtained therefor within 12 months of such amendment.

        20. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase, in each case, in order to properly reflect the change in the capitalization of the Company.

        21. Share Ownership. Notwithstanding anything herein to the contrary, no employee shall be granted an option to purchase any shares under the Plan if such employee, immediately after the grant of such option, owns shares (including all shares which may be purchased under outstanding options, whether or not issued under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or a Subsidiary. For the foregoing purposes the rules of Code Section 424(d) shall apply in determining share ownership. In addition, no employee shall be granted an option to purchase shares under the Plan which permits his rights to purchase shares under all "employee stock purchase plans" of the Company and its Subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such option is granted) for each calendar year in which any such option is outstanding at any time.

        22. Administration. The Plan shall be administered by the Board. The Board may delegate any or all of its authority hereunder to such committee of the Board or officer of the Company as it may designate. The administrator shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan in accordance with the requirements of Code Section 423 and Section 8.3 hereof, and any determination, decision, or action of the administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

        23. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Human Resources of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        24. Termination of the Plan. This Plan shall terminate at the earliest of the following:

            24.1 December 31, 2004;

            24.2 The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit




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a participating employee to exercise the option to purchase shares for as many full shares as the balance of his account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of his account will be refunded to him after such purchase.

            24.3 The date the Board acts to terminate the Plan in accordance with Section 19 above.

            24.4 The date when all shares reserved under the Plan have been purchased.

            24.5 The date which is twelve months after the date of adoption of the Plan by the Board if the shareholders of the Company have not before then approved the Plan.

        25. Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

        26. Governmental Regulation. The Company's obligation to sell and deliver shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.




















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